UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 1, 2020, WestRock Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among WRKCo Inc., a wholly owned subsidiary of the Company (the “Issuer”), the Company, WestRock MWV, LLC (“WRK MWV”), WestRock RKT, LLC (“WRK RKT” and, together with the Company and WRK MWV, the “Guarantors”) and BofA Securities Inc., Wells Fargo Securities, LLC, Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters listed on Schedule A to the Underwriting Agreement (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Issuer $600,000,000 aggregate principal amount of its 3.000% Senior Notes due 2033 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of December 3, 2018 (the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of June 3, 2020 (the “Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee. Copies of the Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference. The sale of the Notes closed on June 3, 2020.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-231456) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated June 1, 2019, together with the accompanying prospectus, dated May 14, 2019, relating to the offer and sale of the Notes.

The Notes will mature on June 15, 2033. Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year beginning December 15, 2020.

The Notes are the Issuer’s unsecured unsubordinated obligations, ranking equally with all of the Issuer’s other existing and future unsubordinated obligations. The Notes will be effectively subordinated to any of the Issuer’s existing and future secured obligations to the extent of the value of the assets securing such obligations.

The Guarantors have guaranteed the Issuer’s obligations under the Notes.

The Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to, among other things, incur liens and engage in sale and leaseback transactions. These restrictions are subject to limitations and exceptions.

The Issuer may redeem the Notes, in whole or in part, at any time at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control triggering event (as defined in the Supplemental Indenture), the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Company received net proceeds of approximately $594,684,000 and plans to use such proceeds to repay all of the $100 million principal amount of WRK MWV’s 9.75% notes due on June 15, 2020 at maturity and to reduce outstanding indebtedness under our Receivables Securitization Facility, under our 2015 Credit Facility and under our commercial paper program, and for general corporate purposes.

The above description of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On June 1, 2020, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is incorporated by reference and attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

1.1	Underwriting Agreement

4.1

Indenture, dated as of December 3, 2018, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of WestRock Company’s Current Report on Form 8-K, filed on December 3, 2018).

4.2

Third Supplemental Indenture, dated as of June 3, 2020, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $600,000,000 aggregate principal amount of 3.000% senior notes due 2033 of WRKCo Inc.

4.3	Form of 3.000% Global Note due 2033 (included in Exhibit 4.2)

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

5.2	Opinion of Robert McIntosh, Executive Vice President, General Counsel and Secretary of WestRock Company, relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Robert McIntosh, Executive Vice President, General Counsel and Secretary of WestRock Company (included in Exhibit 5.2)

99.1	Press release, dated June 1, 2020

104

Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document (included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: June 3, 2020	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary